UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2018

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d 2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, held on June 22, 2018, Astea’s stockholders approved the three proposals listed below, which constituted all of the matters acted upon at the meeting. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement for Astea International Inc. which was filed with the Securities and Exchange Commission on April 27, 2018.

1.  The election of four directors to serve on the Board, each to serve until Astea’s annual meeting of stockholders to be held in 2019 and until his successor is elected and qualified, or until his death, resignation or removal:

Name	Votes For	Votes Withheld	Broker Non-Votes
Zack Bergreen	1,873,454	131,517	1,268,710
Keith D. Schneck	1,874,054	130,917	1,268,710
Eric S. Siegel	1,873,454	131,517	1,268,710
Mark I. Simon	1,872,128	132,843	1,268,710

2.  The ratification of the appointment of EisnerAmper LLP as Astea’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,947,632	326,049	319,868	0.00

3. The vote to approve on a non-binding advisory basis, the compensation of our Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,570,882	320,389	113,700	1,268,710

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.

June 25, 2018	By:	/s/ Rick Etskovitz
Rick Etskovitz
Chief Financial Officer